UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 2005


                              PEOPLES BANCORP INC.
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             (Exact name of Registrant as specified in its charter)

               Ohio                  0-16772                   31-0987416
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(State or other jurisdiction     (Commission File        (I.R.S. Employer
      of incorporation)               Number)           Identification Number)

           138 Putnam Street, PO Box 738
                   Marietta, Ohio                                45750
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      (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (740) 373-3155
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                                 Not applicable
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         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 8.01  OTHER EVENTS
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On April 27, 2005, management of Peoples Bank, National Association ("Peoples
Bank"), a wholly owned subsidiary of Peoples Bancorp Inc. ("Peoples"), determined that an impairment charge of $500,000 to specific commercial loans was required in its financial statements for the first quarter of 2005. The charge, which will increase the provision for loan losses for the three months ended March 31, 2005 from amounts reported on April 21, 2005, relates to an aggregate principal balance of approximately $2.7 million on loans to two commonly controlled commercial borrowers. The guarantors of the loans have recently filed for personal bankruptcy, which was discovered subsequent to Peoples' April 21, 2005 news release reporting its consolidated results of operations and financial condition for the quarter ended March 31, 2005. The after tax reduction to net income previously reported is expected to be approximately $366,000, or approximately $0.04 per diluted share.

Management believes that there is a reasonable likelihood that the borrowers will be unable to meet the repayment terms of the loans absent the guarantees. The loans are secured by liens on commercial real estate, equipment, and accounts receivable, but based on the limited data available at this time, the collateral value is considered to be insufficient to cover the outstanding principal and interest receivable balances on the loans. As of the date of this filing, the borrowers are current in the payment of their obligations and in compliance with the original terms of the loans. The loans are expected to be placed on nonaccrual status during the second quarter of 2005.

The level of the provision made in connection with the loans reflects the amount necessary to maintain the allowance for loan losses at an adequate level, based upon Peoples Bank's current analysis of probable losses in its loan portfolio, with respect to loans held at March 31, 2005. Since this impairment was recently discovered, Peoples Bank management is continuing to evaluate the financial condition of the borrowers and guarantors and the value of the collateral. The impairment charge is based on management's estimate considering information currently available. The actual impairment charge will depend on the value of the collateral ultimately realized and may differ materially from management's current estimate.

To date, Peoples Bank has not incurred any out-of-pocket expenditures (including legal and accounting fees) in connection with the resolution of these loans. The actual amount of such expenditures could vary, depending on the length of time, and number of hours of professional assistance required to finally resolve the loans, the nature of the proceedings in which the loans are resolved, and other factors not susceptible to current estimation, but are currently not expected to be material.


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FORWARD-LOOKING STATEMENTS
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Certain statements in this Form 8-K which are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as "expects," "believes", "plans", "will", "would", "should", "could" and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Factors that might cause such a difference include, but are not limited to:
    (1) competitive pressures among depository institutions increase significantly;
    (2) changes in the interest rate environment reduce interest margins;
    (3) prepayment speeds, loan originations and sale volumes, charge offs and loan loss provisions are less favorable than expected;
    (4) changes in information currently available, including, but not limited to, market value risks;
    (5)  changes and trends in the securities
         markets; and
    (6) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples' reports filed with the Securities and Exchange Commission ("SEC").

All forward-looking statements speak only as of the execution date of this Form 8-K and are expressly qualified in their entirety by the cautionary statements. Although management believes the expectations in these forward-looking statements are based on reasonable assumptions within the bounds of management's knowledge of Peoples' business and operations, it is possible that actual results may differ materially from these projections. Additionally, Peoples undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K. Copies of documents filed with the SEC are available free of charge at the SEC website at http://www.sec.gov and/or from Peoples' website.






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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PEOPLES BANCORP INC.



Date:  May 3, 2005                  By: /s/ MARK F. BRADLEY
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                                         Mark F. Bradley
                                         President and Chief Operating Officer